 Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2014 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.29, INCOME BEFORE TAXES OF $174 MILLION ON $309 MILLION IN NET REVENUES AND EARNINGS PER SHARE ON NET INCOME OF $0.26;

DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, July 15, 2014 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.29 for the quarter ended June 30, 2014, compared to diluted earnings per share on a comprehensive basis of $0.14 for the same period in 2013.

On a non-comprehensive basis, which excludes the effect of changes in the U.S. dollar value of the Company’s non-U.S. subsidiaries, the Company reported diluted earnings per share on net income of $0.26 for the quarter ended June 30, 2014, compared to diluted earnings per share of $0.21 for the same period in 2013.

Net revenues were $309 million and income before income taxes was $174 million for this quarter, compared to net revenues of $284 million and income before income taxes of $134 million for the same period in 2013.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share.  This dividend is payable on September 12, 2014 to shareholders of record as of August 29, 2014.

Business Highlights

•	56% pretax profit margin for this quarter, up from 47% in the year-ago quarter and 42% average for prior year.
•	60% Electronic Brokerage pretax profit margin for this quarter, up from 58% in the year-ago quarter.
•	Customer equity grew 44% from the year-ago quarter to $53.9 billion and customer debits increased by 38%, to $15.4 billion.
•	Customer accounts grew 17% from the year-ago quarter to 262 thousand.
•	Total DARTs increased 5% from the year-ago quarter to 529 thousand.
•	Brokerage segment equity was $2.7 billion. Total equity was $5.3 billion.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes increased 7%, to $131 million, in the quarter ended June 30, 2014 compared to the same period last year.  Commissions and execution fees decreased 10% from the year-ago quarter, reflecting lower customer volumes in foreign exchange and futures.  Volatility in this quarter was near historic lows, as measured by the CBOE Volatility Index.

Net interest income grew 32% from the year-ago quarter, to $77 million in this quarter.  Pretax profit margin was 60% for this quarter, up from 58% in the same period last year.

Total DARTs(1) for cleared and execution-only customers increased 5% to 529,000 from the year-ago quarter.  Cleared DARTs were 484,000 in this quarter, 5% higher than the same period last year.

Customer accounts grew 17% to 262,000 from the year-ago quarter.  Customer equity increased 44%, to $53.9 billion, from the year-ago quarter.  The size of an average customer account grew 23% to $206 thousand in equity per cleared customer account at the end of this quarter.  Customer margin borrowings were 38% higher than at the same time last year, ending the quarter at $15.4 billion.

On July 14, 2014, Interactive Brokers began to publish daily financial information, including a summary of the money it segregates for its customers.  This information can be found on the Interactive Brokers web site(2), www.interactivebrokers.com/finregdat.

Market Making
Market Making segment income before income taxes increased to $47 million, for the quarter ended June 30, 2014 from $8 million for the same period in 2013.  Removing the effects of currency translation, the Market Making segment produced $31 million pretax income in this quarter, compared to $50 million for the same period last year.  The decrease in market making profits, excluding currency translation effects, was driven by lower volatility, a lower actual to implied volatility ratio and lower trading volumes.

Currency translation gains were $15 million in this quarter, compared to a $43 million loss in the year-ago quarter.

Effects of Foreign Currency Diversification
In connection with our currency strategy, we have determined to base our net worth in GLOBALs, a basket of 16 major currencies in which we hold our equity.  In this quarter, our currency diversification program increased our comprehensive earnings by $26 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.5%.  The effects of currency diversification are reported as components of (1) Market Making Trading Gains and (2) Other Comprehensive Income (“OCI”).  In this quarter 58% of the GLOBAL effect was captured in Market Making Trading Gains in the Net Income section of the Statement of Comprehensive Income, with the remainder reported as OCI in the separate Comprehensive Income section of the Statement of Comprehensive Income.

(1)	Daily average revenue trades (DARTs) are based on customer orders.

(2)	Under: About IB à IB Regulatory Reports à Financial Regulatory Information.

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, July 15, 2014, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call.  Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic broker that specializes in catering to financial professionals by offering state-of-the-art trading technology, superior execution capabilities, worldwide electronic access, and sophisticated risk management tools at exceptionally low costs.  The brokerage trading platform utilizes the same innovative technology as the Company’s market making business, which specializes in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 100 electronic exchanges and trading venues around the world.  As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Caitlin Duffy, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUME
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2011	63,602		160,567		19,187		243,356		968
2012	60,421	-5%	150,000	-7%	16,118	-16%	226,540	-7%	904
2013	65,320	8%	173,849	16%	18,489	15%	257,658	14%	1,029

2Q2013	18,794		46,509		4,968		70,271		1,098
2Q2014	14,897	-21%	48,622	5%	4,290	-14%	67,809	-4%	1,076

1Q2014	15,643		50,727		4,862		71,232		1,168
2Q2014	14,897	-5%	48,622	-4%	4,290	-12%	67,809	-5%	1,076

CONTRACT AND SHARE VOLUMES
(in 000's, except %

TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2011	789,370		106,640		77,730,974
2012	698,140	-12%	98,801	-7%	65,872,960	-15%
2013	659,673	-6%	121,776	23%	95,479,739	45%

2Q2013	184,215		34,824		23,792,808
2Q2014	144,635	-21%	28,774	-17%	35,891,325	51%

1Q2014	161,578		30,661		44,707,956
2Q2014	144,635	-10%	28,774	-6%	35,891,325	-20%

MARKET MAKING	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2011	503,053		15,519		11,788,769
2012	457,384	-9%	12,660	-18%	9,339,465	-21%
2013	404,490	-12%	18,184	44%	12,849,729	38%

2Q2013	116,898		5,325		3,912,368
2Q2014	78,641	-33%	4,088	-23%	2,836,471	-27%

1Q2014	89,079		4,575		2,958,853
2Q2014	78,641	-12%	4,088	-11%	2,836,471	-4%

BROKERAGE TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2011	286,317		91,121		65,942,205
2012	240,756	-16%	86,141	-5%	56,533,495	-14%
2013	255,183	6%	103,592	20%	82,630,010	46%

2Q2013	67,317		29,499		19,880,440
2Q2014	65,994	-2%	24,686	-16%	33,054,854	66%

1Q2014	72,499		26,086		41,749,103
2Q2014	65,994	-9%	24,686	-5%	33,054,854	-21%

*  Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2011	145,993		89,610		63,098,072
2012	144,539	-1%	84,794	-5%	54,371,351	-14%
2013	180,660	25%	101,732	20%	78,829,785	45%

2Q2013	46,962		28,938		18,932,615
2Q2014	50,732	8%	24,262	-16%	32,041,810	69%

1Q2014	54,367		25,694		40,576,558
2Q2014	50,732	-7%	24,262	-6%	32,041,810	-21%

*  Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	2Q2014	2Q2013	% Change
Total Accounts	262	224	17%
Customer Equity (in billions) *	$53.9	$37.4	44%

Cleared DARTs	484	463	5%
Total Customer DARTs	529	506	5%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.00	$4.50	-11%
DART per Avg. Account (Annualized)	473	526	-10%
Net Revenue per Avg. Account (Annualized)	$3,360	$3,659	-8%

Consecutive Quarters	2Q2014	1Q2014	% Change
Total Accounts	262	252	4%
Customer Equity (in billions) *	$53.9	$49.0	10%

Cleared DARTs	484	527	-8%
Total Customer DARTs	529	582	-9%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.00	$4.14	-3%
DART per Avg. Account (Annualized)	473	539	-12%
Net Revenue per Avg. Account (Annualized)	$3,360	$3,661	-8%

*  Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013

		(in millions)

Electronic Brokerage	Net revenues	$220.6	$212.5	$444.3	$407.8
	Non-interest expenses	89.2	89.2	178.6	173.5
	Income before income taxes	$131.4	$123.3	$265.7	$234.3

	Pre-tax profit margin	60%	58%	60%	57%

Market Making	Net revenues	$91.9	$67.4	$225.0	$91.0
	Non-interest expenses	45.4	59.8	90.4	112.4
	Income (loss) before income taxes	$46.5	$7.6	$134.6	$(21.4)

	Pre-tax profit margin	51%	11%	60%	-24%

Corporate*	Net revenues	$(3.2)	$4.0	$(5.1)	$1.2
	Non-interest expenses	0.5	1.0	2.9	(2.0)
	Income (loss) before income taxes	$(3.7)	$3.0	$(8.0)	$3.2

Total	Net revenues	$309.3	$283.9	$664.2	$500.0
	Non-interest expenses	135.1	150.0	271.9	283.9
	Income before income taxes	$174.2	$133.9	$392.3	$216.1

	Pre-tax profit margin	56%	47%	59%	43%

*  Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

	(in millions except share and per share data)
Revenues:
Trading gains	$84.0	$59.1	$211.5	$78.1
Commissions and execution fees	124.4	138.0	261.0	257.6
Interest income	94.9	76.1	180.9	146.6
Other income	17.9	24.3	37.0	44.2
Total revenues	321.2	297.5	690.4	526.5

Interest expense	11.9	13.6	26.2	26.5

Total net revenues	309.3	283.9	664.2	500.0

Non-interest expenses:
Execution and clearing	51.6	64.8	105.8	124.3
Employee compensation and benefits	53.6	58.0	107.1	104.3
Occupancy, depreciation and amortization	9.7	9.2	19.5	19.3
Communications	6.2	5.7	12.2	11.2
General and administrative	14.0	12.3	27.3	24.8
Total non-interest expenses	135.1	150.0	271.9	283.9

Income before income taxes	174.2	133.9	392.3	216.1
Income tax expense	13.5	13.9	30.4	20.8
Net income	160.7	120.0	361.9	195.3
Less net income attributable to noncontrolling interests	145.6	109.7	327.7	178.4
Net income available for common stockholders	$15.1	$10.3	$34.2	$16.9

Earnings per share:
Basic	$0.27	$$0.21	$$0.62	$$0.35
Diluted	$0.26	$$0.21	$$0.60	$$0.35
Weighted average common shares outstanding:
Basic	56,079,813	48,929,348	55,375,929	48,218,572
Diluted	57,300,230	49,012,567	56,674,666	48,354,098

Comprehensive income:
Net income available for common stockholders	$15.1	$10.3	$34.2	$16.9
Other comprehensive income:
Cumulative translation adjustment, before income taxes	1.6	(3.9)	2.1	(7.7)
Income taxes related to items of other comprehensive income	0.1	(0.4)	0.2	(0.4)
Other comprehensive income (loss), net of tax	1.5	(3.5)	1.9	(7.3)
Comprehensive income available for common stockholders	$16.6	$6.8	$36.1	$9.6

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$145.6	$109.7	$327.7	$178.4
Other comprehensive income (loss) - cumulative translation adjustment	9.6	(28.0)	12.7	(55.6)
Comprehensive income attributable to noncontrolling interests	$155.2	$81.7	$340.4	$122.8

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

	(in millions except share and per share data)

Comprehensive income available for common stockholders, net of tax	$16.6	$6.8	$36.1	$9.6

Earnings per share:
Basic	$0.30	$0.14	$0.65	$0.20
Diluted	$0.29	$0.14	$0.64	$0.20
Weighted average common shares outstanding:
Basic	56,079,813	48,929,348	55,375,929	48,218,572
Diluted	57,300,230	49,012,567	56,674,666	48,354,098

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,
	2014	2013

	(in millions)
Assets
Cash and cash equivalents	$999.6	$1,213.2
Cash and securities - segregated for regulatory purposes	15,520.1	13,991.7
Securities purchased under agreements to resell	274.3	386.3
Securities borrowed	3,499.2	2,751.5
Trading assets, at fair value	3,238.1	4,448.8
Receivable from customers, net of allowance	15,326.9	13,596.7
Receivable from brokers, dealers and clearing organizations	765.3	858.2
Other assets	532.0	624.3

Total assets	$40,155.5	$37,870.7

Liabilities and equity
Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$2,630.8	$3,153.7
Securities loaned	2,932.4	2,563.7
Short-term borrowings	15.2	24.6
Other payables:
Customers	28,411.1	26,319.4
Brokers, dealers and clearing organizations	382.3	331.0
Other payables	508.1	386.2
	29,301.5	27,036.6

Equity
Stockholders' equity	762.4	707.3
Noncontrolling interests	4,513.2	4,384.8
Total Equity	5,275.6	5,092.1

Total liabilities and equity	$40,155.5	$37,870.7